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                                  EXHIBIT 10.27


                                                      SOFTWARE LICENSE AGREEMENT
                                     INTELIC SOFTWARE SOLUTIONS INC. ("INTELIC")


This Agreement sets forth the terms and conditions under which Intelic will license to you (RECIPIENT) the use of the object code to the Intelic ProChannel Enterprise Software programs and any subsequent modules which Intelic supplies to the RECIPIENT hereunder together with the related documentation (the "SOFTWARE").

The use of the SOFTWARE in any manner means you accept the terms of this license agreement.

1. OWNERSHIP. RECIPIENT acknowledges that the SOFTWARE and all copyrights and other right, title and interest therein, are the sole property of Intelic and its licensors, and that RECIPIENT shall gain no right, title or interest in the SOFTWARE by virtue of this Agreement other than the non-exclusive right to use the SOFTWARE expressly granted herein. Without limiting the foregoing, RECIPIENT specifically acknowledges Intelic's exclusive ownership of any modification, translation or adaptation of the SOFTWARE, and any other improvement or development based thereon, which is developed, supplied, installed or paid for by or on behalf of RECIPIENT. The SOFTWARE includes certain components which are owned and copyrighted by Intelic's licensors, Oracle, and Netscape. Nothing in this License Agreement constitutes a waiver of Intelic's or its licensors' rights under the U. S. and International copyright laws. Intelic acknowledges that it has not knowingly incorporated any mechanisms into the Software that would render it useless.

2. LICENSE OF SOFTWARE. In consideration of RECIPIENT's payment of the license fee payable hereunder, Intelic grants to RECIPIENT a personal, nontransferable and nonexclusive license to use the SOFTWARE only on the server for which it was licensed ("Licensed Server"), with a single production database only. RECIPIENT represents, warrants and agrees that the SOFTWARE will be used only for the benefit of RECIPIENT and its subsidiaries.

        2.1 LICENSED SERVER. If the SOFTWARE is to be used by two or more CPUs simultaneously, then RECIPIENT must license additional copies of the SOFTWARE for each CPU. If the Licensed Server is a computer network, the license granted hereunder permits RECIPIENT to use the SOFTWARE only on a single database server or multi-terminal CPU at a time. If the Intelic multi-user system is to be used on two or more database servers or multi-terminal CPUs at a time, then RECIPIENT must license additional copies of the SOFTWARE for each database server or multi-terminal CPU computer system.

3.      ANNUAL MAINTENANCE / SOFTWARE SUPPORT PROGRAM (SSP).

        3.1 RECIPIENT shall be entitled to receive telephone support, revised and corrected versions of the SOFTWARE ("Updates") and enhanced and improved versions of the SOFTWARE ("Upgrades") as and when generally released to Intelic's customers, upon payment to Intelic of an annual SSP subscription fee.

        3.2 This Agreement covers only the right to use the SOFTWARE. To the extent RECIPIENT requires any related service (including installation, training, and integration of Updates and Upgrades), RECIPIENT may procure such services by a separate Professional Services Agreement with Intelic.

4. RESTRICTIONS ON USE. RECIPIENT may not use this SOFTWARE in a service bureau or interactive cable television business; RECIPIENT may not rent, lease or grant sublicenses, leases or other rights in the SOFTWARE to others. RECIPIENT shall implement all reasonable measures necessary to safeguard Intelic's and its licensors' ownership of the SOFTWARE, including without limitation: (i) to allow its employees, agents and third parties access to the SOFTWARE only to the extent necessary to permit the performance of their ordinary services to RECIPIENT and to require, as a condition to such access, that they agree to comply with the provisions of this


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Agreement (ii) to cooperate with Intelic in the enforcement of such compliance by RECIPIENT's employees, agents and third parties; (iii) not to permit the removal or alteration of any copyright or confidentiality labels or notices contained in or on the SOFTWARE; (iv) not to dissemble, decompile or reverse engineer the SOFTWARE; and (v) not to duplicate or reproduce the SOFTWARE, except that RECIPIENT may make one archival copy and, if necessary, one copy to run temporarily on a replacement computer in an emergency, and then in either case only if all copyright and confidentiality notices are included in or on such copy. RECIPIENT may make a reasonable number of working copies of the training data bases. RECIPIENT acknowledges that use or disclosure of the SOFTWARE in violation of this AGREEMENT may cause irreparable harm to Intelic and its licensors.

5. LIMITED PERFORMANCE WARRANTY. As long as RECIPIENT's SSP subscription has not lapsed Intelic warrants that:

        5.1 The SOFTWARE shall function substantially in accordance with the related user documentation provided by Intelic. In the event that the SOFTWARE fails to perform as warranted above then Intelic's sole obligation shall be, at its option, to:

                (i) modify the SOFTWARE to conform to the documentation, unless the documentation is in error;

                (ii) modify the documentation to accurately reflect the actual operation of the SOFTWARE if the documentation is in error; or

                (iii) provide a workaround which will satisfactorily meet RECIPIENT's requirements.

        5.2 If RECIPIENT finds physical defects in the media on which the SOFTWARE is distributed or in the documentation, Intelic will replace the media or documentation at no charge, provided RECIPIENT returns the item to be replaced and such defects are not caused by misuse or abuse of the media.

        5.3 None of the foregoing warranties shall apply to the extent that any alleged infringement or defect derives from:

        (i) a combination of the SOFTWARE with any program, equipment or device not approved by Intelic Software Solutions;

        (ii) any modification or customization of the SOFTWARE by or on behalf of RECIPIENT; or

        (iii) RECIPIENT's failure to install promptly any Updates, or Upgrades provided by Intelic under this Agreement.

These remedies shall only be available to RECIPIENT during the period covered by the Software Support Program. If the RECIPIENT is not a current subscriber to the Software Support Program then the above warranties do not apply. RECIPIENT's remedies as set forth above are the sole and exclusive remedies to which RECIPIENT is entitled in the event that the SOFTWARE fails to operate as warranted.

6. DISCLAIMER OF OTHER WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5, THE SOFTWARE IS PROVIDED WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. RECIPIENT ASSUMES ALL RESPONSIBILITY FOR THE SELECTION OF THE SOFTWARE AND ACCOMPANYING DOCUMENTATION MATERIALS TO ACHIEVE RECIPIENTS INTENDED RESULTS, AND FOR THE INSTALLATION, USE AND RESULTS OF THE SOFTWARE. IN NO EVENT WILL INTELIC OR ITS LICENSORS BE LIABLE TO RECIPIENT OR ANY OTHER PERSON FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE, TRAINING PROGRAMS OR DOCUMENTATION, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. ALL INFORMATION REGARDING SOFTWARE AND SERVICES IS AS PRESENTED BY INTELIC TO RECIPIENT.

7. TERMINATION. Intelic shall have the right to terminate this Agreement upon sixty (60) calendar days' written notice if RECIPIENT breaches any of its obligations under this Agreement. RECIPIENT shall, upon the effective date of such notice, immediately, (i) purge all SOFTWARE from the Licensed Server and all other computer systems, storage media and other files, (ii) return to Intelic all copies (including partial copies) of the SOFTWARE and the related documentation, and (iii) certify to Intelic in writing that it has complied with the foregoing obligations and has not provided total or partial copies of the SOFTWARE to any third party. Termination by Intelic shall not affect


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RECIPIENTS obligation to make payments of all outstanding amounts owed to
Intelic. In the event that RECIPIENT breaches this Agreement, Intelic shall be entitled to all available damages and remedies provided by law, including reasonable fees of attorneys and other professionals, in addition to its right to terminate this Agreement. In no event shall Intelic or its licensors be liable to RECIPIENT for any direct, indirect, special or consequential damages as a result of termination of this Agreement for whatever reason.

8. MISCELLANEOUS. No amendment of this Agreement or waiver of any rights hereunder shall be effective unless in writing and signed by the party against whom enforcement is sought, other than the addition of subsequent SOFTWARE modules. This Agreement and attached exhibit and addendum agreements, if any, constitute the complete agreement of the parties and supersedes all previous understandings, agreements or representations, written or oral, between the parties on this subject matter.

        8.1 This Agreement is specific to the RECIPIENT and neither this Agreement nor any of RECIPIENT's rights or duties hereunder shall be assigned, sublicensed, sold or otherwise transferred by RECIPIENT, including to any successor-in-interest to RECIPIENT's rights in the Licensed SOFTWARE, without Intelic's prior written consent. Any such attempted assignment, sublicense, sale or other transfer shall be void.

        8.2 In the event that any one or more provisions of this Agreement is unenforceable, the enforceability of the remaining provisions shall be unimpaired.

        8.3 This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, United States of America.

        8.4 The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in the city where the Intelic's headquarters are located, or such other place as may be mutually agreed upon by the parties. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the arbitrators expenses and administrative fees of arbitration.


FOR RECIPIENT (DIODES INCORPORATED):

/s/ Carl Wertz
TITLE: CFO
Authorized Signature
Carl Wertz
DATE: 3/1/99



FOR INTELIC SOFTWARE SOLUTIONS, INC.:

/s/ Stephen Gold
TITLE: President
Authorized Signature
Stephen Gold
DATE: 3/4/99


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